Eastern Utilities Associates
   |
   |-------------Blackstone Valley Electric Co.
   |
   |-------------Eastern Edison Co.
   |
   |-------------Montaup Electric Co.
   |
   |-------------Newport Electric Corp.
   |
   |-------------EUA Cogenex Corp.
   |
   |-------------EUA Energy
   |
   |-------------EUA Ocean State Corp.
   |
   |-------------EAU Energy Services
   |
   |-------------EUA Telecommunications
   |
   |-------------EUA Service Corp.